                                  EXHIBIT 10.56

                               COMMERCIAL MORTGAGE

AFTER RECORDING, RETURN TO:               PREPARED BY:
Beal Bank, S.S. B.                        Jenkens & Gilchrist
6000 Legacy Drive                         1445 Ross Avenue, Suite 3200
4 East                                    Dallas, Texas  75202-2799
Plano, Texas 75024                        Attn: Lawrence C. Adams, Esq.
Attn: William T. Saurenmann

================================================================================
                                                 [Clerk's Recording Information]
THIS IS A FUTURE ADVANCE MORTGAGE UNDER ACT 348 OF THE MICHIGAN PUBLIC ACTS OF 1990, AS AMENDED.

     THIS COMMERCIAL MORTGAGE (herein this "Instrument") is made effective as of July 10, 2002, by the Mortgagor, MONROE OUTLET CENTER, LLC, a Michigan limited liability company, whose address is77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601 (herein "Borrower"), in favor of and for the benefit of Mortgagee, BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas, whose address is 6000 Legacy Drive, 4 East, Plano, Texas 75024 (herein "Beal").

     Borrower, in consideration of the indebtedness herein recited, irrevocably mortgages and warrants, grantsand conveys to Beal, WITH POWER OF SALE, all of Borrower's estate, right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest, in the real property located in Monroe County, Michigan, more particularly described on EXHIBIT A attached hereto and incorporated herein, including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property (collectively, the "Premises");

     TOGETHER with all of Borrower's estate, right, title and interest, now owned or hereafter acquired, in:

     (1) all buildings, structures, improvements, parking areas, landscaping, equipment, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of the Premises; including but without being limited to, all heating, air conditioning and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this clause (a) shall be deemed part of the realty covered by this Instrument and not severable wholly or in part without material injury to the freehold of the Premises (all of the foregoing together with replacements and additions thereto are referred to herein as "Improvements"); and

     (2) all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (i) taking or damaging of all or any part of the Premises or the Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or
(ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever; and

     (3) return premiums or other payments upon any insurance any time provided for the benefit of or naming Beal, and refunds or rebates of taxes or assessments on all or any part of the Premises; and

     (4) all the right, title and interest of Borrower in, to and under all written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the "Leases") now or hereafter affecting all or any part of the Premises including, without limitation, all rents, issues, profits and other revenues and income therefrom and from the renting, leasing or bailment of all or any part of the Improvements and equipment, all guaranties of tenants' performance under the Leases, and all rights and claims of any kind that Borrower may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding; and the leasehold estate in the event this Instrument is on a leasehold; and

     (5) plans, specifications, contracts and agreements relating to the design or construction of all or any part of the Improvements; Borrower's rights under any payment, performance, or other bond in connection with the design or construction of all or any part of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of all or any part of the Improvements; and

     (6) all contracts, accounts, rights, claims or causes of action pertaining to or affecting all or any part of the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of all or any part of the Premises or the Improvements, management contracts, service or supply contracts, deposits, bank accounts, general intangibles (including without limitation trademarks, trade names and symbols), permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Borrower with proceeds to satisfy the loan evidenced hereby or improve all or any part of the Premises or the Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees (the term "general intangibles" as used in this paragraph shall have the meaning given such term in the Uniform Commercial Code-Secured Transactions of the state where the Premises is located); and

     (7) all books, records, surveys, reports and other documents related to all or any part of the Premises, the Improvements, the Leases, or other items of collateral described herein; and

     (8) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein.

     All of the foregoing described collateral is exclusive of any furniture, furnishings or trade fixtures owned and supplied by tenants of the Premises. The Premises, the Improvements, the Leases and all of the rest of the foregoing property are herein referred to as the "Property."

     TO SECURE TO Beal (a) the repayment of the indebtedness evidenced by (i) that certain Promissory Note I, in the stated principal amount of $3,000,000.00 and (ii) that certain Promissory Note II, in the stated principal amount of $4,000,000.00, each dated of even date herewith, each executed by Borrower and each payable to the order of Beal, with interest thereon as set forth therein, and all renewals, extensions and modifications of either thereof (herein individually, a "Note", and collectively, the "Notes"), and with a final maturity date of July 10, 2005 (the "Maturity Date"); (b) the repayment of any future advances, with interest thereon, made by Beal to Borrower pursuant to
SECTION 29 hereof (herein "Future Advances"); (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Instrument or to fulfill any of Borrower's obligations hereunder or under the other Loan Documents (as defined below); (d) the performance of the covenants and agreements of Borrower contained herein or in the other Loan Documents; (e) the repayment of all sums now or hereafter owing to Beal by Borrower pursuant to any instrument which recites that it is secured hereby; and
(f) the repayment of all other sums now or hereafter owing to Beal by Borrower (the indebtedness described in clause (f) is collectively called the "Other Loans"). The indebtedness and obligations described in clauses (a)-(f) above are collectively referred to herein as the "Indebtedness." The Notes, this Instrument, and all other documents evidencing, securing or guarantying the Indebtedness, as the same may be modified or amended from time to time, including, without limitation, that certain Commercial Mortgage, of even date herewith, executed by Borrower for the benefit of Beal and encumbering certain property located in Muskegon County, Michigan, that certain Collateral Assignment of Sales Contracts, of even date herewith, executed by Borrower for the benefit of Beal, that certain letter agreement concerning post closing matters, of even date herewith, by and between Borrower and Beal, that certain Assignment of Landlord's Interest in Leases (the "Lease Assignment"), of even date herewith, executed by Borrower for the benefit of Beal, that certain Guaranty Agreement, of even date herewith, executed by Horizon Group Properties, Inc., Horizon Group Properties, L.P. and Prime Retail, L.P. for the benefit of Beal, and that certain Collateral Assignment, of even date herewith, executed by Horizon Group Properties, L.P. for the benefit of Beal, are referred to herein as the "Loan Documents." The terms of the Notes secured hereby provide that the interest rate or payment terms or balance due may be indexed, adjusted, renewed, or renegotiated from time to time, and this

Instrument shall continue to secure the Notes notwithstanding any such indexing, adjustment, renewal or renegotiation.

     Borrower represents and warrants that Borrower has good, marketable and insurable title to, and has the right to mortgage an indefeasible fee simple estate in, the Premises, Improvements, rents and leases (or, if this Instrument is on a leasehold, good, marketable and insurable title to, and the right to convey and mortgage the leasehold estate and that the ground lease is in full force and effect without modification except as noted above and without default on the part of either lessor or lessee thereunder), and the right to convey and mortgage the other Property, that the Property is unencumbered except for the matters set forth on EXHIBIT B attached to and made a part of this Instrument (the "Permitted Encumbrances"), and that Borrower will warrant and forever defend unto Beal the title to the Property against all claims and demands, subject only to the Permitted Encumbrances set forth in EXHIBIT B attached hereto.

     Borrower represents, warrants, covenants and agrees for the benefit of Beal as follows:

     1. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall promptly pay when due the principal of and interest on the Indebtedness, any prepayment and other charges provided in the Loan Documents and all other sums secured by this Instrument.

     2. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. At Beal's sole option, Borrower shall pay to Beal on or before the first day of each month, in addition to each monthly payment on the Notes, one-twelfth (1/12) of the annual real estate taxes, insurance premiums, assessments, water and sewer rates, ground rents and other charges (herein "Impositions") payable with respect to the Property (as estimated by Beal in its sole discretion), to be held by Beal in an interest bearing account, for the payment of any Impositions.

     If the amount of such additional payments held by Beal ("Funds") at the time of the annual accounting thereof shall exceed the amount deemed necessary by Beal to provide for the payment of Impositions as they fall due, such excess shall be at Borrower's option, either repaid to Borrower or credited to Borrower on the next monthly installment or installments of Funds due. If at any time the amount of the Funds held by Beal shall be less than the amount deemed necessary by Beal to pay Impositions as they fall due, Borrower shall pay to Beal any amount necessary to make up the deficiency within thirty (30) days after notice from Beal to Borrower requesting payment thereof.

     Upon the occurrence of and during the continuance of any Event of Default, Beal may apply, in any amount and in any order as Beal shall determine in Beal's sole discretion, any Funds held by Beal at the time of application (a) to pay Impositions which are now or will hereafter become due, or (b) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, Beal shall refund to Borrower any Funds held by Beal.

     3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, each complete installment payment received by Beal from Borrower under either Note or this Instrument shall be applied by Beal first in payment of amounts payable to Beal by Borrower under SECTION 2 hereof, then to interest payable on the Notes, then to principal of the Notes (on a pro rata basis based on the respective principal balances of each Note compared to the aggregate principal balance of both Notes), and then to interest and principal on any Future Advances in such order as Beal, at Beal's sole discretion, shall determine; provided, however, upon the occurrence and during the continuance of any Event of Default, Beal may apply, in any amount and in any order as Beal shall determine in Beal's sole discretion, any payments received by Beal under either Note, this Instrument or any other Loan Document.

     4. CHARGES, LIENS. Borrower shall pay all Impositions attributable to the Property in the manner provided under SECTION 2 hereof or, if not paid in such manner, by Borrower making payment, before same shall become delinquent or subject to interest or other charge, directly to the payee thereof, or in such other manner as Beal may designate in writing. If requested by Beal, Borrower shall promptly furnish to Beal all notices of Impositions which become due, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Beal receipts evidencing such payments. Borrower shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Instrument, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Without Beal's prior written consent, which may be granted or withheld at the sole discretion of Beal, Borrower shall not allow any lien other than this Instrument to be perfected against any of the Property. If any lien other than this Instrument is filed against any of the Property without Beal's prior written consent and without the consent of Borrower, Borrower shall, within thirty (30) days after receiving notice of the filing of such lien, cause such lien to be released of record and deliver evidence of such release to Beal.

     5. INSURANCE. Borrower shall obtain and maintain the following types of insurance upon and relating to the Property:

          (1) "All Risk" property and fire insurance (with extended coverage endorsement including malicious mischief and vandalism) in an amount not less than the full replacement value of the Property (with a deductible not to exceed $10,000), naming Beal under a lender's loss payee endorsement (form 438BFU or equivalent) and including agreed amount, inflation guard, replacement cost and waiver of subrogation endorsements;

          (2) Comprehensive general liability insurance in an amount not less than $2,000,000.00 insuring against personal injury, death and property damage and naming Beal as additional insured;

          (3) Business interruption insurance covering loss of rental or other income (including all expenses payable by tenants) for up to twelve (12) months; and

          (4) Such other types of insurance or endorsements to existing insurance as may be required from time to time by Beal in the exercise of its reasonable business judgment.

     Upon each request of Beal, in the exercise of its reasonable business judgment, Borrower shall increase the coverages under any of the insurance policies required to be maintained hereunder or otherwise modify such policies in accordance with Beal's request. All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business in the state in which the Property is located and rated A:X or better by A.M. Best Company, and shall be in form acceptable to Beal. If and to the extent that the Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Department of Housing and Urban Development or such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to any national or state program of flood insurance, Borrower shall carry flood insurance with respect to the Property in amounts not less than the maximum limit of coverage then available with respect to the Property or the amount of the Indebtedness, whichever is less. Certificates of all insurance required to be maintained hereunder shall be delivered to Beal, along with evidence of payment in full of all premiums required thereunder, contemporaneously with Borrower's execution of this Instrument. All such certificates shall be in form acceptable to Beal and shall require the insurance company to give to Beal at least thirty (30) days' prior written notice before canceling the policy for any reason or materially amending it. Certificates evidencing all renewal and substitute policies of insurance shall be delivered to Beal, along with evidence of the payment in full of all premiums required thereunder, at least thirty (30) days before termination of the policies being renewed or substituted. If any loss shall occur at any time when Borrower shall be in default hereunder, Beal shall be entitled to the benefit of all insurance policies held or maintained by Borrower, to the same extent as if same had been made payable to Beal, and upon foreclosure hereunder, Beal shall become the owner thereof. Beal shall have the right, but not the obligation, to make premium payments, at Borrower's expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Borrower, and such payments shall be accepted by the insurer to prevent same.

     If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or destruction of the Property (such event being called a "Loss"), Borrower will give prompt written notice thereof to Beal. All insurance proceeds paid or payable in connection with any Loss shall be paid to Beal. If (i) no Event of Default has occurred and is continuing hereunder, (ii) Borrower provides evidence satisfactory to Beal of its ability to pay all amounts becoming due under the Notes during the pendency of any restoration or repairs to or replacement of the Property, (iii) the available insurance proceeds are, in Beal's judgment, sufficient to fully and completely restore, repair or replace the Property and (iv) Borrower provides evidence satisfactory to Beal that no more than an immaterial number of the tenants of the Property (as determined by Beal in the exercise of its reasonable business judgment) will terminate their lease agreements as a result of either the Loss or the repairs to or replacement of the Property, Borrower shall have the right to apply all insurance proceeds received in connection with such Loss either (a) to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such Loss (and if Borrower elects to so use the proceeds, they will be held by Beal and funded as work is completed upon satisfaction of such conditions relating thereto as Beal shall require), or (b) subject to the restrictions on prepayment set forth in the Notes, to the payment of the Indebtedness in such order as Beal may elect. If an Event of Default has occurred and is continuing hereunder at the time of such Loss, or if Beal determines that Borrower will be unable to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property, or if the available insurance proceeds are insufficient, in Beal's judgment, to fully and completely restore, repair or replace the Property, or if Beal believes that a material number of the tenants of the Property (as determined by Beal in the exercise of its reasonable business judgment) will terminate their lease agreements as a result of either the Loss or the repairs to or replacement of the Property, then all of the insurance proceeds payable with respect to such Loss will be applied to the payment of the Indebtedness, or if so instructed by Beal, Borrower will promptly, at Borrower's sole cost and expense and regardless of whether sufficient insurance proceeds shall be available, commence to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition, character immediately prior to such Loss. Borrower shall diligently prosecute any restoration, repairs or replacement of the Property undertaken by or on behalf of Borrower pursuant to this SECTION 5. All such work shall be conducted pursuant to written contracts approved by Beal in writing. Notwithstanding anything contained herein to the contrary, in the event the insurance proceeds received by Beal following any Loss are insufficient in Beal's judgment to fully and completely restore, repair or replace the Property, and if Borrower has complied with all of the other conditions described in this SECTION 5, Borrower may elect to restore, repair or replace the Property if it first deposits with Beal such additional sums as Beal determines are necessary in order to fully and completely restore, repair or replace the Property. In the event any insurance proceeds remain following the restoration, repair or replacement of the Property, such proceeds shall be applied to the Indebtedness in such order as Beal may elect.

     6. PRESERVATION AND MAINTENANCE OF THE PROPERTY; LEASEHOLDS. Borrower (a) shall not commit waste or permit impairment or deterioration of the Property,
(b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Beal may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover, in whole or in part, the costs of such restoration or repair, (d) shall keep the Property, including all improvements, fixtures, equipment, machinery and appliances thereon, in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, and shall not construct or modify any improvements of a material nature on any of the Property without the prior written consent of Beal, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) if all or part of the Property is for rent or lease, then Beal, at its option after the occurrence of an Event of Default, may require Borrower to provide for professional management of the Property by a property manager satisfactory to Beal pursuant to a contract approved by Beal in writing, unless such requirement shall be waived by Beal in writing, (g) shall generally operate and maintain the Property in a manner to ensure maximum rentals, and (h) shall give notice in writing to Beal of and, unless otherwise directed in writing by Beal, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of Beal hereunder. Neither Borrower nor any tenant or other person, without the written approval of Beal, shall remove, demolish or alter any Improvement now existing or hereafter erected on the Property or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

     Borrower represents, warrants and covenants that the Property is and shall remain in compliance with the Americans with Disabilities Act of 1990, all similar State of Michigan laws, all similar local codes and ordinances and all of the regulations promulgated under or in regard to any thereof, as the same may be amended from time to time.

     If this Instrument is on a leasehold, Borrower (i) shall comply with the provisions of the ground lease, (ii) shall give immediate written notice to Beal of any default by lessor under the ground lease or of any notice received by Borrower from such lessor of any default by Borrower under the ground lease,
(iii) shall exercise any option to renew or extend the ground lease and give written confirmation thereof to Beal within thirty (30) days after such option becomes exercisable, (iv) shall give immediate written notice to Beal of the commencement of any remedial proceedings under the ground lease by any party thereto and, if required by Beal, shall permit Beal to control and act for Borrower as Borrower's attorney-in-fact in any such remedial proceedings and (v) shall within thirty (30) days after request by Beal obtain from the lessor under the ground lease and deliver to Beal a lessor's estoppel certificate in form and substance acceptable to Beal. Borrower hereby expressly transfers and assigns to Beal the benefit of all covenants contained in the ground lease, whether or not such covenants run with the land, but Beal shall have no liability with respect to such covenants or any other covenants contained in the ground lease.

     Borrower shall neither surrender the leasehold estate or interests herein conveyed nor terminate or cancel the ground lease creating said estate and interests, and Borrower shall not, without the express written consent of Beal, alter or amend said ground lease. There shall not be a merger of the ground lease, or of the leasehold estate created thereby, with the fee estate covered by the ground lease by reason of said leasehold estate or said fee estate, or any part of either, coming into common ownership, unless Beal shall consent in writing to such merger; if Borrower shall acquire such fee estate, then this Instrument shall simultaneously and without further action be spread so as to become a lien on such fee estate.

     Notwithstanding anything contained herein to the contrary, failure of Borrower to pay any taxes, assessments or governmental charges levied or assessed against the Property, or any part thereof, or any installment of any such tax, assessment or charge, or any premium upon any such tax, assessment or charge, or any premium upon any policy of insurance covering any part of the Property, at the time or times such taxes, assessments, charges, installments thereof or insurance premiums are due and payable, shall constitute waste, and an Event of Default, and in accordance with the provisions of Act No. 236 of the Public Acts of Michigan for 1961, as amended, shall entitle Beal to exercise the remedies afforded by such Act. Payment by Beal for and on behalf of Borrower of any such delinquent tax or insurance premium properly payable by Beal under the terms of this Instrument, shall not cure the Event of Default herein described nor shall it in any manner impair Beal's right to the appointment of a receiver on account thereof. Upon the happening of any such acts of waste and on proper application made therefor by Beal to a court of competent jurisdiction, Beal shall forthwith be entitled to the appointment of a receiver of the Property and of the earnings, income, issues and profits thereof, with such powers as the court making such appointment shall confer; Borrower hereby irrevocably consents to such appointment and waives notice of any application therefor.

     7. USE OF PROPERTY. Unless required by applicable law or unless Beal has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not, without Beal's prior written consent, which may be granted or withheld at the sole discretion of Beal, (a) initiate or acquiesce in a change in the zoning classification (including any variance under any existing zoning ordinance applicable to any of the Property), (b) permit the use of any of the Property to become a non-conforming use under applicable zoning ordinances, (c) file any subdivision or parcel map affecting the Property, (d) consent to or effect the annexation of any of the Property to any city or other governmental unit or (e) amend, modify, consent to or file or record any easement, covenants, conditions or restrictions pertaining to any of the Property.

     8. PROTECTION OF BEAL'S SECURITY. If Borrower fails to perform any of the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Beal therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Beal, at Beal's, option may make such appearances, disburse such sums and take such action as Beal deems necessary, in its sole discretion, to protect Beal's interest, including, but not limited to, (a) disbursement of attorneys' fees, (b) entry upon the Property to make repairs,
(c) procurement of satisfactory insurance as provided in SECTION 5 hereof, (d) exercise all rights and remedies available as the result of the occurrence of any Event of Default, and/or (e) if this Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of Borrower and the curing of any default of Borrower in the terms and conditions of the ground lease.

     Any amounts disbursed by Beal pursuant to this SECTION 8, with interest thereon, shall become additional Indebtedness of Borrower secured by this Instrument. Unless Borrower and Beal agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate set forth in the Notes. Borrower hereby covenants and agrees that Beal shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Indebtedness. Nothing contained in this SECTION 8 shall require Beal to incur any expense or take any action hereunder.

     9. INSPECTION. Beal may from time to time make or cause to be made entries upon the Property to inspect the interior and exterior thereof; however, Beal will use reasonable efforts not to unreasonably interfere with the activities of tenants of the Property.

     10.  FINANCIAL DATA.

          (1) Borrower will furnish to Beal, and will cause each guarantor of all or any part of the Indebtedness to furnish to Beal upon request, (i) within ninety (90) days after the close of each calendar year, balance sheet and profit and loss statements for the immediately preceding calendar year prepared in accordance with generally accepted accounting principles and practices consistently applied, certified as being true, correct and complete by the chief financial officer or another senior officer (acceptable to Beal) of the subject thereof and, if Beal so requires as to the financial statements of Horizon Group Properties, Inc. and Prime Retail, L.P., accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to Beal,
(ii) within

45 days following the end of each fiscal quarter of Borrower, quarterly financial statements of Borrower and each guarantor of all or any part of the Indebtedness, certified as true and correct by the subject thereof, (iii) within 20 days following the end of each month, operating statements for the immediately preceding calendar month together with a complete rent roll and other supporting data reflecting all material information with respect to the operation of the Property and Improvements during the period covered thereby, and (iv) all other financial information and reports that Beal may, from time to time, reasonably request, including, if Beal so requires, income tax returns of Borrower and any guarantor of the Indebtedness, and financial statements of any tenant of all or any part of the Property designated by Beal.

     11. CONDEMNATION. If the Property, or any part thereof, shall be condemned for any reason, including, without limitation, fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Property shall be paid to Beal, and Beal shall have the right, in its sole and absolute discretion, to apply the amounts so received against (a) the costs and expenses of Beal, including reasonable attorneys' fees incurred in connection with collection of such amounts, and (b) the balance against the Indebtedness; provided, however, that if (i) no Event of Default shall have occurred and be continuing hereunder, (ii) Borrower provides evidence satisfactory to Beal of its ability to pay all amounts becoming due under the Notes during the pendency of any restoration or repairs to or replacement of the Property, (iii) Beal determines, in its sole discretion, that the proceeds of such award are sufficient to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking (or, if the proceeds of such award are insufficient for such purpose, if Borrower provides additional sums to Beal's satisfaction so that the aggregate of such sums and the proceeds of such award will be sufficient for such purpose), and (iv) Borrower provides evidence satisfactory to Beal that as a result of either the condemnation or taking or the repairs to or replacement of the Property, no more than an immaterial number of the tenants of the Property (as determined by Beal in the exercise of its reasonable business judgment) will terminate their lease agreements, then the proceeds of such award, together with additional sums provided by Borrower, shall be placed in a separate account for the benefit of Beal and Borrower to be used to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking. All work to be performed in connection therewith shall be pursuant to a written contract therefor, which contract shall be subject to the prior approval of Beal. To the extent that any funds remain after the Property has been so restored and repaired, the same shall be applied against the Indebtedness in such order as Beal may elect. To enforce its rights hereunder, Beal shall be entitled to participate in and control any condemnation proceedings and to be represented therein by counsel of its own choice, and Borrower will deliver, or cause to be delivered to Beal such instruments as may be requested by Beal from time to time to permit such participation. In the event Beal, as a result of any such judgment, decree or award, believes that the payment or performance of any of the Indebtedness is or shall be impaired, Beal may declare all of the Indebtedness immediately due and payable.

     12. BORROWER AND LIEN NOT RELEASED. From time to time, Beal may, at Beal's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or of any junior lienholder or guarantors, without liability on Beal's part and notwithstanding

Borrower's breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept an extension or modification or renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or decrease the amount of the monthly installments payable thereunder. Any actions taken by Beal pursuant to the terms of this SECTION 12, except to the extent any of the following are modified pursuant to any agreement executed by Beal, shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the Indebtedness, and shall not affect the lien or priority of the lien hereof on the Property. Borrower shall pay Beal a service charge, together with such title insurance premiums and attorneys' fees as may be incurred at Beal's option, for any such action if taken at Borrower's request.

     13. FORBEARANCE BY BEAL NOT A WAIVER. Any forbearance by Beal in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy. The acceptance by Beal of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Beal's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Beal shall not be a waiver of Beal's right to accelerate the maturity of the Indebtedness secured by this Instrument, nor shall Beal's receipt of any awards, proceeds or damages under SECTIONS 5 OR 11 hereof operate to cure or waive Borrower's default in payment of sums secured by this Instrument.

     14. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is intended to be a security and a fixture filing agreement pursuant to the Uniform Commercial Code for any and all of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants and conveys to Beal a first and prior security interest in all of the Property that constitutes personalty, whether now owned or hereafter acquired. Borrower is the debtor and Beal is the secured party. The respective addresses of Borrower and of Beal are as provided on page 1 of this Instrument. Borrower hereby authorizes Beal to file this Instrument, or a reproduction thereof, and any other financing statements describing the Property which are deemed necessary by Beal, in the real estate records and other appropriate indexes as determined by Beal, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Beal, upon Beal's request, any additional financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as Beal may require to perfect a security interest with respect to the foregoing items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements Beal may require. Without the prior written consent of Beal, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon Borrower's breach of any covenant or agreement of Borrower contained in this Instrument, including the covenants to pay when due all sums secured by this Instrument, Beal shall have the remedies of a secured party under the Uniform Commercial Code, and Beal also may invoke the remedies provided in SECTION 26 of this Instrument as to such items. In exercising any of said remedies, Beal may proceed against the items of real property and any items of personal property specified above, separately or together, and in any order whatsoever, without in any way affecting the availability of Beal's remedies under the Uniform Commercial Code or of the remedies provided in SECTION 26 of this Instrument. Within ten (10) days following any request therefor by Beal, Borrower shall prepare and deliver to Beal a written inventory specifically listing all of the personal property covered by the security interest herein granted, which inventory shall be certified by Borrower as being true, correct and complete.

     15. LEASES OF THE PROPERTY. As used in this SECTION 15, the word "Lease" shall include subleases if this Instrument is on a leasehold. Borrower shall comply with and observe Borrower's obligations as landlord under all Leases of the Property or any part thereof. All Leases now or hereafter entered into will be in form and substance subject to the approval of Beal in accordance with the Lease Assignment. All Leases of the Property shall specifically provide that such Leases are subordinate to this Instrument; that the tenant attorns to Beal, such attornment to be effective upon Beal's acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Beal may, from time to time, request; that the attornment of the tenant shall not be terminated by foreclosure; and that Beal may, at Beal's option, accept or reject such attornments. Borrower shall not, without Beal's written consent, request or consent to the subordination of any Lease of all or any part of the Property to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent, Borrower shall (a) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (b) immediately notify Beal thereof in writing and of the amount of said set-offs, and (c) within ten (10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such setoff and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction. Upon Beal's receipt of notice of the occurrence of any default or violation by Borrower of any of its obligations under the Leases, Beal shall have the immediate right, but not the duty or obligation, without prior written notice to Borrower or to any third party, to enter upon the Property and to take such actions as Beal may deem necessary to cure any default or violation by Borrower under the Leases. The costs incurred by Beal in taking any such actions pursuant to this SECTION 15 shall become part of the Indebtedness, shall bear interest at the Default Rate provided in the Notes, and shall be payable by Borrower to Beal on demand. Beal shall have no liability to Borrower or to any third party for any actions taken by Beal or not taken pursuant to this SECTION 15.

     16. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.

     17. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER; ASSUMPTION. Beal may, at its option, declare all sums secured by this Instrument to be immediately due and payable, and Beal may invoke any remedies permitted by
SECTION 26 of this Instrument, if title to any of the Property is changed without the prior written consent of Beal, which consent shall be at Beal's sole discretion. Any transfer of any interest in any of the Property or in the income therefrom, by sale, lease (except for leases to tenants in the ordinary course of managing income producing property which are consented to by Beal pursuant to
SECTION 15 of this Instrument or pursuant to that certain Assignment of Landlord's Interest in Leases, of even date herewith, executed by Borrower for the benefit of Beal and which constitutes a Loan Document), contract, mortgage, deed of trust, further encumbrance or otherwise (including any such transfers as security for additional financing of the Property), and any change in or transfer, assignment, hypothecation or pledge of any of the ownership interests in Borrower (including any change in or transfer, assignment, hypothecation or pledge of any of the ownership interests of any legal entities which comprise or control Borrower), shall be considered a change of title. Without limitation of Beal's right, in Beal's sole discretion, to grant or refuse its consent to any transfer or change of title as described herein, Beal shall have the right to condition its consent to any proposed sale or transfer described in this SECTION 17 upon, among other things, Beal's approval of the transferee's creditworthiness and management ability, and the transferee's execution, prior to the sale or transfer, of a written assumption agreement containing such terms as Beal may require, including, if required by Beal, the imposition of a transfer fee of one percent (1%) of the then outstanding balance of the Indebtedness. Consent by Beal to one transfer of the Property shall not constitute consent to subsequent transfers or waiver of the provisions of this
SECTION 17. No transfer by Borrower shall relieve Borrower of liability for payment of the Indebtedness.

     18. NOTICE. Except for any notice required under applicable law to be given in another manner, any and all notices, elections, demands, or requests permitted or required to be made under this Instrument or under either Note or any other Loan Document shall be in writing, and shall be delivered personally, by telegram, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address stated above, or to such other party and at such other address within the United States of America to which certified or registered mail may be sent and delivered as any party may designate in writing as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (a) the date of actual receipt, (b) three (3) days after the date of mailing by registered or certified mail, (c) one (1) business day after the date of mailing by Express Mail or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (d) the date of personal delivery (or refusal upon presentation for delivery).

     19. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, successors and assigns of Beal and Borrower, subject to the provisions of SECTION 17 hereof. If Borrower is comprised of more than one person or entity, whether as individuals, partners, partnerships or corporations, each such person or entity shall be jointly and severally liable for Borrower's obligations hereunder. In exercising any rights hereunder or taking any actions provided for herein, Beal may act through its employees, agents or independent contractors as authorized by Beal. The captions and headings of the sections of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

     20.  Intentionally Deleted

     21. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Property held by Beal or by any other party, Beal shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Beal shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     22. HAZARDOUS WASTE. Borrower has furnished to Beal a ___________ dated _____________, prepared by ___________________ (the "Report"). Except as disclosed to Beal in the Report, Borrower has received no notification of any kind suggesting that the Property or any adjacent property is or may be contaminated with any hazardous waste or materials or is or may be required to be cleaned up in accordance with any applicable law or regulation; and Borrower further represents and warrants that, except as previously disclosed to Beal in writing, to the best of its knowledge as of the date hereof, after due and diligent inquiry, there are no hazardous waste or materials located in, on or under the Property or any adjacent property, or incorporated in any Improvements, nor has the Property or any adjacent property ever been used as a landfill or a waste disposal site, or a manufacturing, handling, storage, distribution or disposal facility for hazardous waste or materials. As used herein, the term "hazardous waste or materials" includes any substance or material defined in or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term, by any federal, state or local statute, regulation or ordinance now or hereafter in effect. Borrower shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of hazardous waste or materials in, on or under the Property or any adjacent property, or incorporated in any Improvements, at Borrower's expense. In the event that Beal at any time has a reasonable belief that the Property is not free of all hazardous waste or materials or that Borrower has violated any applicable environmental law with respect to the Property, then upon request by Beal, Borrower shall obtain, as soon as possible (but in no event later than 15 days) following such request, and furnish to Beal, at Borrower's sole cost and expense, an environmental audit and inspection of the Property from an expert satisfactory to Beal. In the event that Borrower fails to so obtain such audit or inspection, Beal or its agents may perform or obtain such audit or inspection at Borrower's sole cost and expense. Beal may, but is not obligated to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Property; and whether or not Borrower has actual knowledge of the existence of hazardous waste or materials on the Property or any adjacent property as of the date hereof, Borrower shall reimburse Beal as provided in SECTION 23 below for the full amount of all costs and expenses incurred by Beal prior to Beal acquiring title to the Property through foreclosure or acceptance of a deed in lieu of foreclosure, in connection with such compliance activities. Neither this provision nor any of the other Loan Documents shall operate to put Beal in the position of an owner of the Property prior to any acquisition of the Property by Beal. The rights granted to Beal herein and in the other Loan Documents are granted solely for the protection of Beal's lien and security interest covering the Property and do not grant to Beal the right to control Borrower's actions, decisions or policies regarding hazardous waste or materials.

     23. ADVANCES, COSTS AND EXPENSES. Borrower shall pay, within ten (10) days after written demand from Beal, all sums advanced by Beal and all costs and expenses incurred by Beal in taking any actions pursuant to the Loan Documents, including reasonable attorneys' fees and disbursements, reasonable accountants' fees, appraisal and inspection fees, and the costs for title reports and guaranties, and, if such amounts are not so paid to Beal within such ten (10) day period, interest thereon at the Default Rate applicable under the Notes from the date such costs were advanced or incurred. All such costs and expenses incurred by Beal and advances made shall constitute advances under this Instrument to protect the Property and shall be secured by and have the same priority as the lien of this Instrument. If Borrower fails to pay any such advances, costs and/or expenses and interest thereon, Beal may apply any undisbursed Loan proceeds or make a protective advance even if there are no undisbursed Loan proceeds to pay the same and, without foreclosing the lien of this Instrument, may, at its option, commence an independent action against Borrower for the recovery of the costs, expenses and/or advances, with interest, together with costs of suit, costs of title reports and guaranty of title, disbursements of counsel and reasonable attorneys' fees incurred therein or in any appeal therefrom.

     24. ASSIGNMENT OF LEASES AND RENTS. Pursuant to Act 210 of the Public Acts of Michigan of 1953, as amended, Borrower, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the Indebtedness, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, mortgage, convey, set over and deliver unto Beal, and does hereby grant to Beal a security interest in, all right, title and interest of Borrower in, to and under the Leases of the Property, whether now in existence or hereafter entered into, and all guaranties, amendments, extensions and renewals of said Leases and any of them, and all rents, income and profits which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property.

     Borrower represents, warrants, covenants and agrees with Beal as follows:

     (1) The sole ownership of the entire lessor's interest in the Leases is vested in Borrower, and Borrower has not, and shall not, perform any acts or execute any other instruments which might prevent Beal from fully exercising its rights with respect to the Leases under any of the terms, covenants and/or conditions of this Instrument.

     (2) Except as specifically described in that certain Borrower's Affidavit, of even date herewith, executed by Borrower for the benefit of Beal (the "Affidavit"), the Leases are and shall be valid and enforceable in accordance with their terms and have not been and shall not be altered, modified, amended, terminated, canceled, renewed or surrendered, except as approved in writing by Beal. The terms and conditions of the

          Leases have not been (except as otherwise specifically described in the Affidavit), and shall not be, waived in any manner whatsoever, except as approved in writing by Beal.

     (3) Borrower shall not materially alter the term or the amount of rent payable under any Lease without prior written notice to Beal and Beal's prior written consent, which consent shall not be unreasonably withheld.

     (4) To the best of Borrower's knowledge, (except as otherwise specifically described in the Affidavit), there are no defaults now existing under any of the Leases and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

     (5) Borrower shall give prompt written notice to Beal of any notice received by Borrower claiming that a default has occurred under any of the Leases on the part of Borrower, together with a complete copy of any such notice.

     (6) Each of the Leases shall remain in full force and effect irrespective of any merger of the interest of lessor and any lessee under any of the Leases.

     (7) Borrower will not permit (except as currently permitted by any existing lease) any Lease to become subordinate to any lien other than the lien of this Instrument.

     (8) Borrower shall not permit (except as currently permitted by any existing Lease) or consent to the assignment by any tenant of its rights under its Lease without the prior written consent of Beal. Without limitation of the foregoing, Borrower shall not permit (except as currently permitted by any existing lease) or consent to the filing of any encumbrance against the tenant's interest under any Lease including, without limitation, any leasehold mortgage.

     (i) The only Leases currently in effect are those described on EXHIBIT "B" to the Affidavit.

     This assignment is absolute, is effective immediately, and is irrevocable by Borrower so long as the Indebtedness remains outstanding. Notwithstanding the foregoing, until a Notice is sent to Borrower in writing that an Event of Default has occurred (which notice is hereafter called a "Notice"), Borrower may receive, collect and enjoy the rents, income and profits accruing from the Property.

     Upon the occurrence of an Event of Default hereunder, Beal may, at its option, after service of a Notice, receive and collect all such rents, income and profits from the Property as they become due. Beal shall thereafter continue to receive and collect all such rents, income and profits, as long as such Event of Defaults shall exist, and during the pendency of any foreclosure proceedings.

     Borrower hereby irrevocably appoints Beal its true and lawful attorney with power of substitution and with full power for Beal in its own name and capacity or in the name and capacity of Borrower, from and after service of a Notice, to demand, collect, receive and give complete acquittances for any and all rents, income and profits accruing from the Property, either in its own name or in the name of Borrower or otherwise, which Beal may deem necessary or desirable in order to collect and enforce the payment of the rents, income and profits of and from the Property. Lessees of the Property are hereby expressly authorized and directed, following receipt of a Notice from Beal, to pay any and all amounts due Borrower pursuant to the Leases to Beal or such nominee as Beal may designate in a writing delivered to and received by such lessees, and the lessees of the Property are expressly relieved of any and all duty, liability or obligation to Borrower in respect of all payments so made.

     Upon the occurrence of any Event of Default, from and after service of a Notice, Beal is hereby vested with full power to use all measures, legal and equitable, deemed by it to be necessary or proper to enforce this SECTION 24 and to collect the rents, income and profits assigned hereunder, including the right of Beal or its designee, to enter upon the Property, or any part thereof, and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of Borrower relating thereto, and Beal may exclude Borrower, its agents and servants, wholly therefrom. Borrower hereby grants full power and authority to Beal to exercise all rights, privileges and powers herein granted at any and all times after service of a Notice, with full power to use and apply all of the rents and other income herein assigned to the payment of the costs of managing and operating the Property and of any indebtedness or liability of Borrower to Beal, including, but not limited, to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the Improvements on the Property or of making the same rentable, reasonable attorneys' fees incurred in connection with the enforcement of this Instrument, and of principal and interest payments due from Borrower to Beal on the Note and this Instrument, all in such order as Beal may determine. Beal shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Borrower in the Leases. It is further understood that the assignment set forth in this SECTION 24 shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon Beal, nor shall it operate to make Beal liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases, or any other person, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger.

     25. DEFAULT. The following shall each constitute an event of default ("Event of Default"):

          (1) Failure of Borrower to make any payment of principal, interest, or any payment due under either Note when due, and such failure shall continue upon the expiration of any cure or grace period, if any is applicable, set forth in the Note in question; or

          (2) Failure of Borrower within the time required by this Instrument to make any payment for taxes, insurance or for reserves for such payments, or any other payment necessary to prevent filing of or discharge of any lien, and such failure shall continue upon the expiration of any cure or grace period, if any is applicable, set forth in the Notes; or

          (3) Failure by Borrower to observe or perform any of its obligations under any of the Leases; or

          (4) The Property or any part of or interest in the Property is transferred in any manner whatsoever without the prior written consent of Beal, which consent may be granted or withheld at the sole discretion of Beal; or

          (5) If any lien or encumbrance is filed against any of the Property without Beal's prior written consent if such lien or encumbrance is not bonded around (in a manner satisfactory to Beal in its sole discretion) or removed and released within fifteen (15) days following the filing thereof; or

          (6) If any lease agreement covering all or any portion of the Property is executed by Borrower without Beal's prior written consent, which consent may be granted or withheld by Beal as provided in that certain Assignment of Landlord's Interest on Leases, of even date herewith, executed by Borrower for the benefit of Beal; or

          (7) Filing by Borrower of a voluntary petition in bankruptcy or filing by Borrower, any guarantor of all or any part of the Indebtedness or any person or entity that provides any collateral for all or any part of the Indebtedness (each such Guarantor and each such other person or entity so providing collateral being referred to herein individually as an "Other Obligor" and all thereof being referred to herein collectively as the "Other Obligors") of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by Borrower or any Other Obligor in the appointment of any trustee, receiver, custodian, conservator or liquidator for Borrower or any Other Obligor, any part of the Property, or any of the income or rents of the Property, or the making by Borrower or any Other Obligor of any general assignment for the benefit of creditors, or the inability of or failure by Borrower or any Other Obligor to pay its debts generally as they become due, or the insolvency on a balance sheet basis or business failure of Borrower or any Other Obligor, or the making or suffering of a preference within the meaning of federal bankruptcy law, or the making of a fraudulent transfer under applicable federal or state law, or concealment by Borrower or any Other Obligor of any of its property in fraud of creditors, or the imposition of a lien upon any of the property of Borrower which is not discharged in the manner permitted by SECTION 4 of this Instrument, or the giving of notice by Borrower or any Other Obligor to any governmental body of insolvency or suspension of operations; or

          (8) Filing of a petition against Borrower or any Other Obligor seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of Borrower or any Other Obligor, of any part of the Property or of any of the income or rents of the Property, unless such petition shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

          (9) The institution of any proceeding for the dissolution or termination of Borrower or any Other Obligor voluntarily, involuntarily, or by operation of law; or

          (10) A material adverse change occurs in the assets, liabilities or net worth of Borrower or any Other Obligor from the assets, liabilities or net worth of Borrower or any Other Obligor previously disclosed to Beal; or

          (11) Any warranty, representation or statement furnished to Beal by or on behalf of Borrower or any Other Obligor under either Note, this Instrument or any of the other Loan Documents shall prove to have been false or misleading in any material respect; or

          (12) Failure of Borrower to observe or perform any other obligation under this Instrument or any other Loan Document when such observance or performance is due, and such failure shall continue for a period of ten (10) days following the date written notice of such failure is given to the Borrower by or on behalf of Beal.

     26.  RIGHTS AND REMEDIES ON DEFAULT.

     26.1 REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, Beal may exercise any one or more of the following rights and remedies:

          a. Beal may declare the entire Indebtedness, including the then unpaid principal balance on the Notes, the accrued but unpaid interest thereon, court costs and attorney's fees hereunder immediately due and payable, without notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Borrower), whereupon the same shall become immediately due and payable. Additionally, Beal shall not be required to make any further advances on either Note or any other Loan Document upon the occurrence of an Event of Default or an event which, with the giving of notice or passing of time, would constitute an Event of Default.

          b. (i) Power is hereby granted to Beal, if an Event of Default has occurred, to grant, bargain, sell, release and convey the Property at public auction or vendue, and on such sale to execute and deliver to the purchasers, his, her, its or their heirs, successors and assigns, good, ample and sufficient deed or deeds of conveyance in law, pursuant to the statute in such case made and provided (said statute being M.C.L.A. Section 600.3201, et seq., or any successor or substitute statute), and to apply the proceeds of such sale in the manner herein provided.

                 (ii) Upon a foreclosure of the Property or any part thereof, the proceeds of such sale shall be applied in the following order:

                        (A) The payment of all costs of the suit or foreclosure, including a reasonable attorney fee and the cost of title searches and abstracts;

                        (B) To the payment of all other expenses of Beal, including all monies expended by Beal and all other amounts payable by Borrower to Beal hereunder, with interest thereon;

                        (C) To the payment of the principal and interest of the Indebtedness secured hereby;

                        (D) To the payment of the surplus, if any, to Borrower or to whosoever shall be entitled thereto.

          c. Power is hereby granted to Beal, if an Event of Default exists, to grant, bargain, sell, release and convey the Property at public auction or vendue, and on such sale to execute and deliver to the purchasers, his, her, its or their heirs, successors and assigns, good ample and sufficient deed or deeds of conveyance in law, pursuant to the statute in such case made and provided (said statute being M.C.L.A. Section 600.3201, et seq., or any successor or substitute statute), and to apply the proceeds of such sale in the manner hereinafter provided.

          d. Upon any foreclosure sale of the Property, the same may be sold either as a whole or in parcels, as Beal may elect, and if in parcels, the same may be divided as Beal may elect, and at the election of Beal may be offered first in parcels and then as a whole, that offer producing the highest price for the entire Property to prevail, any law, statutory or otherwise, to the contrary notwithstanding, and Borrower hereby waives the right to require any such sale to be made in parcels or the right to select such parcels.

          e. Beal shall otherwise have the right to foreclose this Instrument in accordance with applicable law.

          f. If this Instrument is foreclosed, Beal will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Instrument exceeds the net sale proceeds payable to Beal.

          g. With respect to all or any part of the Property that constitutes personalty, Beal shall have all rights and remedies of secured party under the Uniform Commercial Code.

          h. Beal shall have the right to have a receiver appointed to take possession of any or all of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, to collect all the rents and revenues from the Property and apply the proceeds, over and above cost of the receivership, against the sums due under this Instrument, and to exercise all of the rights with respect to the Property described in SECTION 24 above. The receiver may serve without bond if permitted by law. Beal's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the sums due under this Instrument by a substantial amount. Employment by Beal shall not disqualify a person from serving as a receiver.

          i. In the event Borrower remains in possession of the Property after the Property is sold as provided above or Beal otherwise becomes entitled to possession of the Property upon default of Borrower, Borrower shall become a tenant at will of Beal or the purchaser of the Property and shall pay a reasonable rental for use of the Property while in Borrower's possession.

          j. Beal shall have any other right or remedy provided in this Instrument, the Note, or any other Loan Document or instrument delivered by Borrower in connection therewith, or available at law, in equity or otherwise.

          k.     Beal shall have all the rights and remedies set forth in
SECTION 24.

          l. To the fullest extent permitted by law, Borrower hereby irrevocably and unconditionally waives and releases (i) all benefits that might accrue to Borrower by any present or future laws exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (ii) all notices of any Event of Default (except as may be specifically provided for under the terms hereof), presentment, demand, notice of intent to accelerate, notice of acceleration and any other notice of Beal's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; (iii) any right to appraisal or marshalling of assets or a sale in inverse order of alienation;
(iv) the exemption of homestead; and (v) the administration of estates of decedents, or other matter to defeat, reduce or affect the right of Beal under the terms of this Instrument to sell the Property for the collection of the Indebtedness secured hereby (without any prior or different resort for collection) or the right of Beal, under the terms of this Instrument, to receive the payment of the Indebtedness out of the proceeds of sale of the Property in preference to every other person and claimant whatever (only reasonable expenses of such sale being first deducted).

          m. The purchaser at any sale hereunder may disaffirm any easement granted, or rental, lease or other contract made in violation of any provisions of this Instrument and may take immediate possession of the Property free from, and despite the terms of, any such grant of easement, rental, lease or other contract.

     26.2 SALE OF THE PROPERTY. In exercising its rights and remedies, Beal may, at Beal's sole discretion, cause all or any part of the Property to be sold as a whole or in parcels, and certain portions of the Property may be sold without selling other portions. Beal may bid at any public sale on all or any portion of the Property.

     26.3 NOTICE OF SALE. Beal shall give Borrower reasonable notice of the time and place of any public sale of any personal property or of the time after which any private sale or other intended disposition of the personal property is to be made. Reasonable notice shall mean notice given in accordance with applicable law, including notices given in the manner and at the times required for notices in a nonjudicial foreclosure, and Borrower agrees that notice given not less than ten (10) days prior to the sale in question is reasonable notice.

     26.4 WAIVER; ELECTION OF REMEDIES. A waiver by either party of a breach of a provision of this Instrument shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. Election by Beal to pursue any remedy shall not exclude pursuit of any other remedy, and all remedies of Beal under this Instrument are cumulative and not exclusive. An election to make expenditures or take action to perform an obligation of Borrower shall not affect Beal's right to declare a default and exercise its remedies under this Instrument.

     27. SATISFACTION OF MORTGAGE. Upon payment of all sums secured by this Instrument, Beal shall execute a satisfaction of this Instrument and shall surrender this Instrument and all notes evidencing Indebtedness secured by this Instrument to the person or persons legally entitled thereto. Such person or persons shall pay Beal's costs incurred in connection with satisfaction of this Instrument.

     28. USE OF PROPERTY. The Property is not currently used for agricultural, farming, timber or grazing purposes. Borrower warrants that this Instrument is and will at all times constitute a commercial mortgage, as defined under appropriate state law.

     29. FUTURE ADVANCES. Upon request of Borrower, Beal, at Beal's option so long as this Instrument secures Indebtedness held by Beal, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Instrument when evidenced by promissory notes stating that said notes are secured hereby.

     30.  IMPOSITION OF TAX BY STATE.

          (1) STATE TAXES COVERED. The following constitute state taxes to which this SECTION 30 applies:

                 (1) A specific tax upon mortgages or upon all or any part of the indebtedness secured by a mortgage.

                 (2) A specific tax on a grantor which the taxpayer is authorized or required to deduct from payments on the indebtedness secured by a mortgage.

                 (3) A tax on a mortgage chargeable against the mortgagee or the holder of the note secured.

                 (4) A specific tax on all or any portion of the indebtedness or on payments of principal and interest made by a mortgagor (but not including any taxes imposed upon or measured by Beal's income or profits).

          (2) REMEDIES. If any state tax to which this SECTION 30 applies is enacted subsequent to the date of this Instrument, this shall have the same effect as an Event of Default, and Beal may exercise any or all of the remedies available to it unless the following conditions are satisfied:

                 (1) Borrower may lawfully pay the tax or charge imposed by state tax, and

                 (2) Borrower pays the tax or charge within thirty (30) days after notice from Beal that the tax law has been enacted.

     31. ATTORNEYS' FEES. In the event suit or action is instituted to enforce or interpret any of the terms of this Instrument (including, without limitation, efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal whether or not taxable as costs, or in any bankruptcy proceeding including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including but not limited to the costs of searching records, obtaining title reports, surveyor reports, title insurance, trustee fees, and other attorneys' fees, incurred by Beal that are necessary at any time in Beal's opinion for the protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Note. The term "attorneys' fees" as used in the Loan Documents shall be deemed to mean such fees as are reasonable and are actually incurred.

     32. GOVERNING LAW; SEVERABILITY. This Instrument shall be governed by the law of the State of Michigan applicable to contracts made and to be performed therein (excluding choice-of-law principles). In the event that any provision or clause of this Instrument, the Notes or any other Loan Documents conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Notes or any other Loan Document which can be given effect without the conflicting provision, and to this end the provisions of this Instrument, the Notes and the other Loan Documents are declared to be severable.

     33.  TIME OF ESSENCE. Time is of the essence to this Instrument.

     34. CHANGES IN WRITING. This Instrument and any of its terms may only be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement subsequently made by Borrower or Beal relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

     35. NO OFFSET. Borrower's obligation to make payments and perform all obligations, covenants and warranties under this Instrument and under the Notes shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation any setoff, counterclaim, abatement, suspension, recoupment, deduction, defense or other right that Borrower or any guarantor may have or claim against Beal or any entity participating in making the loan secured hereby. The foregoing provisions of this SECTION 36, however, do not constitute a waiver of any claim or demand which Borrower or any Guarantor may have in damages or otherwise against Beal or any other person, or preclude Borrower from maintaining a separate action thereon; provided, however, that Borrower waives any right it may have at law or in equity to consolidate such separate action with any action or proceeding brought by Beal.

     36. AUTHORIZATION TO INSERT. Borrower authorizes Beal or its agent to insert in the spaces provided herein the amount of the Notes, the mortgagee's loan policy number, the title company issuing such policy, the total amounts of the obligations secured, and the last payment due dates, if any, if the foregoing information is not typed in on this Instrument.

     37. POWER OF SALE. WARNING. THIS INSTRUMENT CONTAINS A POWER OF SALE, AND, UPON DEFAULT, MAY BE FORECLOSED BY ADVERTISEMENT. IN FORECLOSURE BY ADVERTISEMENT, NO HEARING IS INVOLVED AND THE ONLY NOTICE REQUIRED IS TO PUBLISH NOTICE IN A LOCAL NEWSPAPER AND TO POST A COPY OF THE NOTICE ON THE PROPERTY.

     38. WAIVER. IF THIS INSTRUMENT IS FORECLOSED BY ADVERTISEMENT, BORROWER HEREBY VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY WAIVES ALL RIGHTS, UNDER THE CONSTITUTION AND LAWS OF THE STATE OF MICHIGAN AND CONSTITUTION AND LAWS OF THE UNITED STATES, TO ALL NOTICE AND A HEARING IN CONNECTION WITH THE ABOVE MENTIONED FORECLOSURE BY ADVERTISEMENT, EXCEPT AS SET FORTH IN THE MICHIGAN STATUTE PROVIDING FOR FORECLOSURE BY ADVERTISEMENT.

     39. PARTIAL RELEASES. Beal has no obligation to release from the lien and terms of this Instrument or of any other Loan Document all or any portion of the Property prior to the full and complete payment and performance of all of the Indebtedness. If sales of portions of the Property are made with the written consent of Beal (which consent may be granted or withheld at the sole discretion of Beal), and if the proceeds from such sales may not be paid to Beal as a prepayment on the loan evidenced by the Notes due to the restrictions on prepayment set forth in the Notes, the Borrower will be obligated to use the proceeds from such sales (to the extent in excess of the amount that may be prepaid on the Notes) to acquire certificates of deposit or other financial instruments acceptable to Beal, issued by banks or other financial institutions acceptable to Beal and on terms acceptable to Beal (the "Pledged Investments"), which will be pledged to and subjected to a first priority, and the only, security interest in favor of Beal as substitute collateral for the Indebtedness pursuant to documents as required by Beal. If the total amount of Pledged Investments equals the sum of (i) the unpaid principal balance of, plus the amount of accrued and unpaid interest on, the Indebtedness as of the date Beal's liens and security interests on the portion of the Property sold are released, plus (ii) an amount equal to the amount of interest that will accrue on the Indebtedness for the period from the date of the release of Beal's liens and security interests in regard to the portion of the Property sold until either
(a) the maturity date of the Indebtedness as specified above or (b) if Borrower requests that the maturity date of the Indebtedness be modified to be a date on or after the date the Indebtedness may be prepaid and if the Indebtedness Documents are modified to so establish such an early maturity date, then such early maturity date, plus (iii) the amount of interest that will accrue on the Indebtedness at the Default Rate applicable thereto as set forth in the Notes for a period of six (6) months following the maturity date of the Indebtedness, plus (iv) an additional sum (taking into account interest that will accrue on the Pledged Investments and which will be paid to Beal as provided below) not in excess of $100,000.00 as Beal may require to cover costs and expenses Beal might incur if the Indebtedness was not paid at maturity, Beal shall release this Instrument and all remaining collateral securing the Indebtedness. The documents by which the Pledged Investments are pledged to Beal will authorize Beal on the first business day of each month to withdraw from the Pledged Investments (first from the interest accrued thereon, with any balance due to come from the principal balance of such Pledged Investments) an amount equal to the interest then due on the Indebtedness for the preceding month and to pay such sum to Beal, and then on the maturity date of the Indebtedness (whether such maturity date is the then stated maturity date or any accelerated maturity date) to withdraw from the Pledge Investments an amount equal to the entire unpaid principal balance of the Indebtedness, plus all accrued and unpaid interest thereon and all other amounts due to Beal in regard to the Indebtedness, and to pay the same to Beal in full satisfaction of the Indebtedness. After repayment of all amounts owing in regard to the Indebtedness to Beal, the balance, if any, then remaining in such Pledged Investments shall be returned to the Borrower. After the second (2nd) anniversary of the date hereof, Borrower may apply any Pledged Investments to repay the principal balance of the Indebtedness.

     39. PUBLICITY. Borrower hereby grants to Beal the right to publicize its making of the loan evidenced by the Notes in such manner as Beal deems appropriate. Such publicity may include disclosure of the amount of such loan, the nature of the Improvements and such other information relating to Beal or such loan as Beal deems appropriate. In addition, Borrower hereby grants to Beal the right to install and maintain signs on the Property providing notice that the loan has been made by Beal. Such signs must not violate applicable legal requirements but will otherwise be as required by Beal.

     40. WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS THAT BORROWER MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE LAWS OF THE STATE OF MICHIGAN TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.

                      [SIGNATURE AND NOTARY PAGES FOLLOWS]

          IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS INSTRUMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS INSTRUMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

     IN WITNESS WHEREOF, Borrower has executed this Instrument or has caused the same to be executed by its representatives thereunto duly authorized.

                               BORROWER:

                               MONROE OUTLET CENTER, LLC, a
                                   Michigan limited liability company

                               By: HORIZON GROUP PROPERTIES, L.P., a
                               Delaware limited partnership, its manager

                                  By: Horizon Group Properties, Inc., a
                                  Maryland corporation, its general partner


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                               ACKNOWLEDGMENT

THE STATE OF _________     SECTION

                           SECTION

COUNTY OF ____________     SECTION

     This instrument was acknowledged before me on this the _____ day of July, 2002, by ____________________________, as ______________________ of Horizon
Group Properties, Inc., as General Partner of Horizon Group Properties, L.P., as Manager of MONROE OUTLET CENTER, LLC, a Michigan limited liability company, on behalf of said limited liability company.

                                    --------------------------------------------
                                    Notary Public in and for
                                    the State of __________
                                    Printed Name:_______________________________

My Commission Expires:

_____________________

DRAFTED BY AND WHEN RECORDED RETURN TO:
LAWRENCE C. ADAMS, ESQ.
JENKENS & GILCHRIST, A PROFESSIONAL CORPORATION
1445 ROSS AVENUE, SUITE 3200
DALLAS, TEXAS 75202

                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

                                       48